Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-277723, 333-270376 and 333-266045) and on Form F-3 (No. 333-280284) of our report dated April 28, 2023, except as to Notes 22.2, which are as of May 14, 2024, with respect to the consolidated financial statements of Zenvia Inc.

/s/ KPMG Auditores Independentes Ltda.

Porto Alegre, Brazil

May 15, 2025